NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com

Verizon Press Contact Nancy Stark Executive Director, Corporate Communications 908-559-7520 nancy.stark@verizonwireless.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 pandrew@broadcom.com

Broadcom and Verizon Wireless Enter into Licensing Agreement

Allowing Verizon Wireless to Offer Cell Phones Banned by ITC;

Companies Announce Broad-based Strategic Alliance

Verizon Wireless ceases efforts to overturn ITC ban on Qualcomm products

IRVINE, Calif. and NEW YORK, NY – July 19, 2007– Broadcom Corporation (Nasdaq: BRCM) and Verizon Wireless, an affiliate of Verizon Communications Inc. (NYSE: VZ), today announced a licensing agreement that permits the continued importation and sale by Verizon Wireless of mobile devices that are the subject of the current litigation between Broadcom and Qualcomm Incorporated (Nasdaq: QCOM) before the U.S. International Trade Commission.

The agreement allows Verizon Wireless, the largest wireless provider in the country by revenue, to sell new handsets and other wireless devices, ensuring the availability of the latest cell phone technology in handsets and personal digital assistants (PDAs) to consumers and businesses. Under the agreement, Verizon Wireless will make payments to Broadcom at a rate of $6.00 for each 1xEV-DO handset, PDA or data card sold after the effective date, subject to a maximum payment of $40 million per calendar quarter and a lifetime maximum payment of $200 million. The agreement provides Verizon a license to the six Broadcom patents currently being litigated between Broadcom and Qualcomm. Other terms and conditions of the agreement are confidential.

As a result of the agreement, Verizon Wireless will also cease its efforts to overturn the ITC’s recent order banning Qualcomm chips and certain cell phones based on those chips from importation, and will withdraw Verizon Wireless’s motion to stay that same ITC remedy previously filed with the U.S. Court of Appeals for the Federal Circuit.

“We are pleased to have worked out an agreement with Broadcom to ensure continued delivery of new and innovative products to our customers,” said Lowell C. McAdam, President and Chief Executive Officer of Verizon Wireless. “A market-based solution, like the one our two companies have announced today, is the most effective way to resolve these kinds of intellectual property issues.”

“Broadcom welcomes the opportunity to work with Verizon to ensure that next generation cell phones and personal digital assistants operating on the Verizon Wireless network will continue to flow into the United States,” said Scott A. McGregor, President and Chief Executive Officer of Broadcom. “This agreement reflects not only the strength of our intellectual property portfolio in the wireless space but also Broadcom’s commitment to work constructively with other industry players to resolve I.P. disputes and forge important new business relationships.”

Separately, Broadcom and Verizon Communications announced that they have entered into a strategic alliance. Verizon’s new Chief Technology Officer, Dick Lynch, said, “We will pursue a broad-based initiative with Broadcom involving new mobile device chipsets and other products, including Bluetooth® and wireless LAN solutions, optical network solutions, Multimedia over Coaxial Cable (MoCA) devices, GPS location technology, and DSL and fiber network components including set-top boxes, and pursue technology cross-licensing opportunities. Our mutual goal is to increase the availability of new, competitive products and services for our customers.”

“Broadcom’s many investments in technology and innovation over the past decade have created a broad array of advanced technologies that provide an ideal basis for the future networks and devices that Verizon wants to deploy,” said Dr. Henry Samueli, Broadcom’s Chairman and Chief Technical Officer. “We believe that this alliance between Verizon and Broadcom will result in significant new products and capabilities becoming available to the American public.”

Last year, an ITC administrative law judge and later the Commission itself found that Qualcomm’s cellular baseband chips infringe five claims of Broadcom’s U.S. Patent No. 6,714,983, which relates generally to power conservation in cellular phones. On June 7, 2007 the Commission issued its Final Determination on a remedy for Qualcomm’s infringement, ordering that certain Qualcomm chips that infringe the patent, and future downstream products such as cellular phones that incorporate those chips, be barred from importation into the United States.

President Bush has designated U.S. Trade Representative Susan C. Schwab to review the ITC action and make the decision on whether to allow the ITC order to stand or to disapprove it. The 60-day Presidential review period ends August 6.

About Verizon
Verizon Communications Inc., headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving 60.7 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon has a diverse workforce of more than 238,000 and last year generated consolidated operating revenues of more than $88 billion.  For more information, visit www.verizon.com.

About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2006 revenue of $3.67 billion, and holds over 2,200 U.S. and 900 foreign patents, more than 6,600 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video and data. Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements. These forward-looking statements are based on our respective current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause Broadcom’s and/or Verizon’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

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